Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement No. 333-160258 of The Talbots, Inc. on Form S-8 of our report, dated June 26, 2009, appearing in this Annual Report on Form 11-K of The J. Jill Group 401(k) Plan for the year ended December 31, 2008.
/s/ Deloitte & Touche LLP
Boston, Massachusetts
June 26, 2009

16